MUTUAL SERIES FUND INC.
                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION

        MUTUAL SERIES FUND INC., a Maryland corporation having its principal office at 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078 (hereinafter
called  the  "Corporation"),   hereby  certifies  to  the  State  Department  of
Assessments and Taxation of Maryland that:

        FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

        SECOND: The Charter of the Corporation is amended by changing the name of the Corporation to "Franklin Mutual Series

        THIRD: The Charter of the Corporation is further amended by changing the names of each of the sub-series (classes) of each of the Corporation's five series of capital stock as follows:


EXISTING SUB-SERIES NAME                NEW SUB-SERIES NAME

Mutual Shares Fund Stock                Mutual Shares Fund-Class Z

Mutual Qualified Fund Stock             Mutual Qualified Fund-Class Z

Mutual Beacon Fund Stock                Mutual Beacon Fund-Class Z

Mutual Discovery Fund Stock             Mutual Discovery Fund-Class Z

Mutual European Fund Stock              Mutual European Fund-Class Z

        FOURTH: The amendments to the Articles of Incorporation of the Corporation as set forth above have been duly approved by a majority of the entire Board of Directors of the Corporation as required by law and are limited to changes permitted by Section 2-605{a) (4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

        FIFTH: The amendments to the Articles of Incorporation of the Corporation.as set forth above do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares that are the subject of the name changes.


        IN WITNESS WHEREOF; MUTUAL SERIES FUND INC. has caused these Articles of Amendment to be signed. in its name and on its behalf on this 31st day of October, 1996 by its President, who acknowledges that these Articles of Amendment are the act of MUTUAL SERIES FUND INC. and that to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained herein are true in all material respects.


ATTEST:                                                 MUTUAL SERIES FUND INC.

/S/ ELIZABETH N. COHERNOUR                  /S/ MICHAEL F. PRICE
-------------------------                   --------------------
Elizabeth N. Cohernour                      Michael F. Price
Secretary                                   President